EXHIBIT 23.01

                                AUDITORS' CONSENT

         We have issued our report dated August 26, 1996 accompanying the consolidated financial statements included in the Annual Report of LecTec Corporation on Form 10-K for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of LecTec Corporation on Forms S-8 (File No. 33-121780, effective April 21, 1987 and No. 33-45931, effective February 21, 1992).


                                                Grant Thornton LLP

Minneapolis, Minnesota
September 23, 1996